Calculation of Filing Fee Tables
S-3
CITIGROUP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock Warrants of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	3	Other	Index Warrants of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	4	Equity	Preferred Stock of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	5	Equity	Depository Shares of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	7	Other	Stock Purchase Contracts of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	8	Other	Stock Purchase Units of Citigroup Inc.	457(r)				0.0001381
Fees to be Paid	9	Debt	Debt Securities of Citigroup Global Markets Holdings Inc.	457(r)				0.0001381
Fees to be Paid	10	Other	Citigroup Inc. Guarantees of Debt Securities of Citigroup Global Markets Holdings Inc.	457(r)				0.0001381
Fees to be Paid	11	Other	All outstanding securities of the Registrants, the Additional Registrant, and their corporate predecessors.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), each issuer is deferring payment of all of the registration fee, except for $16,572 that may be offset pursuant to Rule 457(p) as described in footnotes 1 and 2 to Table 2 below. In connection with the securities offered hereby, each issuer will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act, except with respect to the offset pursuant to Rule 457(p) as described in footnotes 1 and 2 to Table 2 below. Includes an unspecified number of securities that may be offered or sold by direct or indirect subsidiaries of the issuers in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate number or amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Citigroup Inc., its corporate predecessors, Citigroup Global Markets Holdings Inc., or the Additional Registrant. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuers.

[2]	See footnote 1.

[3]	See footnote 1.

[4]	See footnote 1.

[5]	See footnote 1. Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

[6]	See footnote 1.

[7]	See footnote 1.

[8]	See footnote 1.

[9]	See footnote 1.

[10]	No separate consideration will be received for the guarantees being registered on this Registration Statement, and pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for such guarantees.

[11]	See footnote 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Citigroup Inc.	S-3	333-270327	03/07/2023		$ 0.00	Unallocated (Universal) Shelf			$ 120,000,000.00
Fee Offset Sources	2	Citigroup Inc.	S-3	333-270327		03/07/2023						$ 16,572.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to this Registration Statement. The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

Offset Note
[2]	Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to this Registration Statement. The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A